UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

Amendment No. 2 To

SCHEDULE 14A

_________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SAFE & GREEN HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Safe & Green Holdings Corp.
990 Biscayne Blvd., Suite 501, Office 12
Miami, Florida 33132

NOTICE OF SPECIAL SHAREHOLDERS MEETING OF STOCKHOLDERS

To Be Held Virtually via the Internet on August 25, 2025

NOTICE IS HEREBY GIVEN that the 2025 Special Shareholders Meeting (“ASM”) of Safe & Green Holdings Corp. (the “Company”) will be held in a completely virtual format on August 25, 2025, at 10:00 A.M. Eastern Time for the following purposes:

(1)    to grant discretionary authority to our board of directors to (i) amend our articles of incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-ten (1-for-10) to a maximum of a one-for-one hundred (1-for-100), with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”)

(2)    to authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of the Conversion Shares pursuant to the Series B Preferred Stock, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on July 17, 2025 (the “Issuance Proposal”)

(3)    to approve one or more adjournments of the Special Shareholders Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Proposals listed hereinabove, if there are not sufficient votes at the Special Shareholders Meeting to approve and adopt the Proposals listed hereinabove (the “Adjournment Proposal”)

The Proxy Statement accompanying this notice describes each of these items of business in detail. The Board of Directors has fixed the close of business on July 11, 2025, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Shareholders Meeting and any adjournments or postponements of the Special Shareholders Meeting. Accordingly, only stockholders of record at the close of business on June 9, 2025, are entitled to notice of, and to vote at, the Special Shareholders Meeting and any adjournments or postponements of the Special Shareholders Meeting.

Your vote is important. Whether or not you expect to virtually attend the Special Shareholders Meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the proxy card so that your shares may be represented at the meeting.

By Order of the Board of Directors,
/s/ Michael McLaren
Michael McLaren
Chairman of the Board
Miami, Florida
August 5, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL SHAREHOLDERS MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 25, 2025.

IMPORTANT NOTICE REGARDING THE VIRTUAL SPECIAL SHAREHOLDERS MEETING

The format of the virtual Special Shareholders Meeting ensures that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. For more information about the virtual Special Shareholders Meeting, see “About the Meeting” in this Proxy Statement.

i

Safe & Green Holdings Corp.
990 Biscayne Blvd., Suite 501, Office 12
Miami, Florida 33132

PROXY STATEMENT

ABOUT THE MEETING

Why am I receiving this Proxy Statement?

This Proxy Statement contains information related to the solicitation of proxies for use at our 2025 Special Shareholders Meeting of Stockholders, to be held in a completely virtual format on August 25, 2025, at 10:00 A.M. Eastern Time for the purposes stated in the accompanying Notice of Special Shareholders Meeting of Stockholders. This solicitation is made by our Board of Directors (also referred to as the “Board” in this Proxy Statement) on behalf of Safe & Green Holdings Corp. In this Proxy Statement, the terms “we,” “our,” “us” and the “Company” refer to Safe & Green Holdings Corp.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending to our stockholders of record as of the close of business on July 11, 2025, a Notice of Internet Availability of Proxy Materials (the “Notice”) relating to our Special Shareholders Meeting of Stockholders. All stockholders of record will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about August 5, 2025, we intend to make this Proxy Statement and accompanying form of proxy card available on the Internet and to mail the Notice to all stockholders entitled to vote at the Special Shareholders Meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Special Shareholders Meeting who have properly requested paper copies of such materials, within three business days of the receipt of such request.

The Notice, this Proxy Statement and the accompanying form of proxy card are available at http://www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

•        Proposal 1 (Reverse Stock Proposal) to approve a proposal to grant discretionary authority to our board of directors to (i) amend our articles of incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-ten (1-for-10) to a maximum of a one-for-one hundred (1-for-100), with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”).

•        Proposal 2 (Issuance Proposal) to approve a proposal to authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of the Conversion Shares pursuant to the Series B Preferred Stock, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on July 17, 2025 (the “Issuance Proposal”).

•        Proposal 3 (Adjournment Proposal) to approve an adjournment of the 2025 Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of Proposal 1 or to establish a quorum.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•        Proposal 1 (Reverse Stock Split Proposal) “FOR” the Reverse Stock Split Proposal

•        Proposal 2 (Issuance Proposal) “FOR” the Issuance Proposal

•        Proposal 3 (Adjournment Proposal) “FOR” the Adjournment Proposal

Who is entitled to vote at the Special Shareholders Meeting?

Holders of record of our Common Stock, as of the close of business on July 11, 2025, the record date for the Special Shareholders Meeting (the “Record Date”), are entitled to receive notice of the Special Shareholders Meeting. Holders of record of shares of our Common Stock have the right to vote on all matters brought before the Special Shareholders Meeting.

As of the record date, there were 10,120,651 shares of our Common Stock were issued and outstanding.

What are the voting rights of stockholders?

Each share of our 10,120,651 Common Stock outstanding as of the Record Date, is entitled to receive notice of the Special Shareholders Meeting and to one vote per share on all matters properly brought before the Special Shareholders Meeting.

No dissenters’ rights are provided under the Delaware General Corporation Law, our Charter or our Second Amended and Restated Bylaws (the “Bylaws”) with respect to any of the proposals described in this Proxy Statement.

Who can attend the Special Shareholders Meeting?

All holders of our Common Stock at the close of business on the Record Date, or their duly appointed proxies, are authorized to attend the Special Shareholders Meeting. The Special Shareholders Meeting will be a completely virtual meeting of stockholders. You can attend the Special Shareholders Meeting online, where you will be able to listen to the meeting live, submit questions and vote online, as long as you have pre-registered. You will not be able to attend the Special Shareholders Meeting in person at a physical location.

Stockholders may vote online at https://app.vinylequity.com/voting/login. To attend the Special Shareholders Meeting virtually, shareholders will need to login to a Zoom meeting; details will be on the company website www.safeandgreenholdings.com two weeks prior to the meeting. To vote online, shareholders will need to enter the 16-digit control number included on your proxy card or voting instruction form. Online access to the Special Shareholders Meeting will open 15 minutes prior to the meeting time to allow time for stockholders to log-in and test their equipment. You will need the latest version of Chrome, Safari, Internet Explorer, Edge or Firefox. Please test your internet browser before the Special Shareholders Meeting to ensure compatibility. A toll-free phone number will be provided to access technical support for the virtual Special Shareholders Meeting.

Technical Disruptions.    In the event of any technical disruptions or connectivity issues during the course of the Special Shareholders Meeting, please allow for some time for the meeting website to refresh automatically, and/or for the meeting operator to provide verbal updates.

Voting by Ballot at the Special Shareholders Meeting.    Although the meeting webcast will begin at 10:00 A.M. Eastern Time on August 25, 2025, we encourage you to access the meeting site 15 minutes prior to the start time to allow ample time to log into the meeting webcast and test your computer system.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•        Stockholder of record.    If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, you are considered the stockholder of record of those shares and the Notice is being sent directly to you by us.

•        Beneficial owner of shares held in street name.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote your shares and are also invited to attend the Special Shareholders Meeting.

What will constitute a quorum at the Special Shareholders Meeting?

A quorum is the minimum number of shares required to be virtually present or represented by proxy at the Special Shareholders Meeting to properly hold a meeting of stockholders and conduct business under our Bylaws and Delaware law. The presence at the meeting, virtually or by proxy, of the holders of one-third of the voting power of the stock issued, outstanding and entitled to vote at the Special Shareholders Meeting on the Record Date will constitute a quorum, permitting our stockholders to conduct business at the Special Shareholders Meeting. Shares that are automatically redeemed in the Initial Redemption will not be counted towards the presence of a quorum or as part of the issued and outstanding shares of capital stock of the Company entitled to vote at our Special Shareholders Meeting for purposes of determining the presence of a quorum. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the Record Date, there were 10,120,651 shares of our Common Stock outstanding.

If a quorum is not present to transact business at the Special Shareholders Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Special Shareholders Meeting, the persons named as proxies may propose one or more adjournments of the Special Shareholders Meeting to permit the solicitation of additional proxies. The chairperson of the Special Shareholders Meeting shall have the power to adjourn the Special Shareholders Meeting.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Special Shareholders Meeting. If you do not give your broker or other nominee voting instructions with respect to each Proposal, your broker or other nominee will not be able to vote on that proposal.

How many votes are needed for the proposals to pass?

The proposals to be voted on at the Special Shareholders Meeting have the following voting requirements:

•        Proposal 1 (Reverse Stock Split Proposal):    The affirmative vote of a majority of the votes cast by shares of Common Stock entitled to vote on this proposal is required to approve the Reverse Stock Split Proposal. For purposes of the vote on the Reverse Stock Split Proposal, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

•        Proposal 2 (Issuance Proposal) to approve a proposal to authorize, for purposes of complying with Nasdaq listing rule 5635(d), the issuance of the Conversion Shares pursuant to the Series B Preferred Stock, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on July 17, 2025 (the “Issuance Proposal”).

•        Proposal 3 (Adjournment Proposal):    The affirmative vote of a majority of the votes cast by shares of Class A Common Stock entitled to vote on this proposal is required to approve the Adjournment Proposal.

This means that the Adjournment Proposal could be approved by the affirmative vote of the holders of a majority of the outstanding shares of our Class A Common Stock voting by proxy or at the meeting.

Will any other matters be voted on?

As of the date of this Proxy Statement, we are not aware of any matters that will come before the Special Shareholders Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Special Shareholders Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by the Board, or, if no such recommendation is given, in the discretion of the proxy holders.

How do I vote?

•        Stockholders of record:    If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, as of the Record Date, you may submit your proxy by U.S. mail, Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your completed proxy card by mail by following the instructions included with your proxy card. The deadline for submitting your vote by Internet or telephone is 11:59 p.m. Eastern Time on August 24, 2025, which is the day before the virtual Special Shareholders Meeting. The designated proxy holders named in the proxy card will vote according to your instructions. You may also attend the virtual Special Shareholders Meeting and vote using the 15-digit control number included with these proxy materials to vote during the virtual Special Shareholders Meeting.

•        Beneficial owner of shares held in street name:    If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access our proxy materials and vote by Internet or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares.

If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified above under “What are the Board’s voting recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Special Shareholders Meeting.

If I plan to attend the Virtual Special Shareholders Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Special Shareholders Meeting. If you send in your proxy card and also attend the Virtual Special Shareholders Meeting, you do not need to vote again at the Special Shareholders Meeting unless you want to change your vote.

How are proxy card votes counted?

If the proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote: “FOR” the Reverse Stock Split Proposal, “FOR” the Issuance Proposal and “FOR” the Adjournment Proposal; and as recommended by our Board with regard to any other matters that may properly come before the Special Shareholders Meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy and change your vote at any time before the taking of the vote at the virtual Special Shareholders Meeting by (i) filing with our General Counsel and Secretary a written notice of revocation or a duly executed proxy bearing a later date or (ii) voting during the virtual Special Shareholders Meeting.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies, including preparation and mailing of the Notice, preparation and assembly of this Proxy Statement and the proxy card, coordination of the Internet and telephone voting process, and any additional information furnished to you by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our Common Stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our Class A Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by Internet and mail may be supplemented by telephone, facsimile, or personal solicitation by our directors, officers or other regular employees.

You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, to the best knowledge and belief of the Company, as of July 22, 2025 (unless provided herein otherwise), with respect to holdings of our common stock by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date; (2) each of our directors; (3) each of our named executive officers; and (4) all of our directors and our executive officers as a group. The table is based on 10,124,022 shares of common stock issued and outstanding as of July 22, 2025.

Unless otherwise indicated the mailing address of each of the stockholders below is c/o Safe & Green Holdings Corp., 990 Biscayne Blvd., #501, Office 12, Miami, FL 33132. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, the Company believes the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned Prior to this Offering
Paul M. Galvin, Former Chairman and Former Chief Executive Officer	283,406	(1)	2.80%
Michael McLaren, Chief Executive Officer	1,216,000		12.01%
Jim Pendergast, Chief Operating Officer	—		*
Patricia Kaelin, Chief Financial Officer	11,750		*
William Rogers, Former Chief Operating Officer	9,088		*
Jill Anderson, Director	45,993		*
Shafron Hawkins, Former Director	50,273		*
Thomas Meharey, Director	42,835		*
Christopher Melton, Director	53,115	(2)	* %
David Villarreal, Former Director	16,552		* %
All current executive officers and directors as a group (6 persons)	1,419,966		14.03%

5% Stockholders other than executive officers and directors
Armistice Capital, LLC(3)	218,287		2.16%

____________

*        Less than 1% ownership interest.

(1)      Includes 42,822 shares of Common Stock held directly by Mr. Galvin and 25 shares held by TAG Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in the Company. Mr. Galvin is a managing member of, and has a controlling interest in, TAG and may be deemed to beneficially own the share of Common Stock held by TAG, over which he has shared voting and dispositive power. Mr. Galvin disclaims beneficial ownership of the shares of Common Stock held by TAG except to the extent of his pecuniary interest therein. Also includes 1,190 options to purchase our Common Stock presently exercisable.

(2)      Includes 10 shares of Common Stock held in Mr. Melton’s retirement account, which Mr. Melton indirectly owns, and 4,424 shares of Common Stock held directly by Mr. Melton.

(3)      Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the Shares, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the Issuer held by the Master Fund and thus may be deemed to beneficially own the securities of the Issuer held by the Master Fund. Mr. Steven Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the Issuer held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Issuer directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital.

CORPORATE GOVERNANCE

Stockholder Communications with Directors

The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board of Directors, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Safe & Green Holdings Corp., 990 Biscayne Blvd., Suite 501, Office 12, Miami, Florida 33132.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in our company for review and possible response.

The Board and its Committees

Below is information regarding certain de-identified personal characteristics of our Board, utilizing the template included in the related Nasdaq Stock Market rules. Each term used in the table has the meaning given to it in the rule and related instructions.

Board Diversity Matrix (as of July 18, 2025)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. Our Board is currently led by a Chair of the Board who also serves as our Chief Executive Officer. The Board understands that the right Board leadership structure may vary depending on the circumstances, and our independent directors periodically assess these roles and the Board leadership to ensure the leadership structure best serves the interests of the Company and stockholders.

Mr. McLaren currently holds the Chairman and Chief Executive Officer roles. Mr. Melton currently serves as the Lead Independent Director appointed by the majority of the Board. Mr. Villarreal served as our Lead Independent Director until February 2023 when he was appointed President and Chief Executive Officer of SG DevCorp and was no longer independent.

The responsibilities of the Lead Independent Director include, among others: (i) serving as primary intermediary between non-employee directors and management; (ii) approving the agenda and meeting schedules for the Board; (iii) advising the Chairman of the Board as to the quality, quantity and timeliness of the information submitted by management to directors; (iv) recommending director candidates and selections for the membership and chairman position for each committee of the Board; (v) calling meetings of independent directors; and (vi) serving as liaison for consultation and communication with stockholders.

We believe the current leadership structure, with combined Chair and Chief Executive Officer roles and a Lead Independent Director, best serves the Company and its stockholders at this time. Mr. McLaren possesses detailed and in-depth knowledge of the Company and the industry and the issues, opportunities and challenges we face, and is best positioned to ensure the most critical business issues are brought for consideration by the Board. In addition, having one leader serving as both the Chair and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability to our stockholders and customers. This enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions. The Board believes the appointment of a strong Lead Independent Director and the use of regular executive sessions of the non-management directors, along with a majority the Board being comprised of independent directors, allow it to maintain effective oversight of management. We believe that the combination of the Chair and Chief Executive Officer roles is appropriate in the current circumstances and, based on the relevant facts and circumstances, separation of these offices would not serve our best interests and the best interests of our stockholders at this time.

Director Independence

Nasdaq Listing Rule 5605 requires a majority of a listed company’s board to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent under the Exchange Act. Members of the Audit Committee and Compensation Committee must also satisfy the independence criteria set forth in Rules 10A-3 and 10C-1 under the Exchange Act, respectively. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Exchange Act Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee of the Board, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, or otherwise be affiliated with the Company or any of its subsidiaries. In order for Compensation Committee members to be considered independent for purposes of Exchange Act Rule 10C-1, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by the Company to the director; and (2) whether the director is affiliated with the Company or any of its subsidiaries or affiliates.

The Board has reviewed the materiality of any relationship that each of our directors has with the Company and has determined that each of Messrs. Hawkins, Melton and Meharey and Ms. Anderson, is “independent” in accordance with the Nasdaq Listing Rules. Mr. McLaren is not considered “independent” due to his executive position with the Company and Mr. Villarreal is not considered “independent” due to his executive position with SG DevCorp. As such, independent directors comprise a majority of our Board, and the members of our Audit, Compensation, and Nominating, Environmental, Social and Corporate Governance Committees are fully independent.

Board and Committee Responsibilities

Generally

The Board is the ultimate decision-making body of the Company, except with respect to those matters to be decided by the stockholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s day-to-day business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee directors who have substantive knowledge of the Company’s business.

Our Board has established a separate standing Audit Committee, Compensation Committee and Nominating, Environmental, Social and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating, Environmental, Social and Corporate Governance Committee operates pursuant to a written charter, a copy of which may be viewed on the Company’s website at https://www.safeandgreenholdings.com under the “Investors — Governance” tab.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating, Environmental, Social and Corporate Governance Committee, and Executive Committee. The following table shows the directors who are currently members or Chairman of each of these committees.

Board Members	Audit Committee	Compensation Committee	Nominating Environmental, Social and Corporate Governance Committee	Executive Committee
Paul Galvin	—	—	—
Christopher Melton*	Chair	—	Member	Member
Samarth Verma	Member	Member	Chair
Jill Anderson	Member	Member	—
Thomas Meharey	—	Chair	—	Member
Michael McLaren	—	—	—	Member

____________

*        Christopher Melton serves as our Lead Independent Director.

Audit Committee

The members of our Audit Committee are Mr. Melton, who serves as chairperson, Mr. Verma and Ms. Anderson. The Audit Committee Charter requires that the Audit Committee consist of at least three members of the Board, each of whom is required to be independent as defined by Nasdaq and SEC rules. The Board has determined that each member of the Audit Committee is independent, as defined by Rule 10A-3 of the Exchange Act and Nasdaq Listing Rule 5605(a)(2). The Board has also determined that Mr. Melton is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Functions of the Audit Committee include, but are not limited to, reviewing the results and scope of the audit performed, and the financial recommendations provided by, our independent registered public accounting firm and coordinating the Board’s oversight of our internal financing and accounting processes.

All audit services to be provided to the Company by our independent public accounting firm, are pre-approved by the Audit Committee prior to the initiation of such services (except for items exempt from pre-approval requirements under applicable laws and rules). The Audit Committee approved all services provided by our independent public accounting firms to us during 2022 and 2023.

Compensation Committee

The members of our Compensation Committee are Mr. Meharey, who serves as chairperson, Ms. Anderson and Mr. Verma. The Compensation Committee Charter requires that the Compensation Committee consist of at least two members of the Board, each of whom is required to be independent as defined by Nasdaq rules. The Board has determined that each member of the Compensation Committee is independent, as defined in Nasdaq Listing Rule 5605(a)(2).

Functions of the Compensation Committee, include, but are not limited to: reviewing and approving, or recommending the Board approve, compensation arrangements for our executive officers, including salary and payments under the Company’s equity-based plans; reviewing compensation for non-employee directors and recommending changes to the Board; and administering our stock compensation plans. Our principal executive officer annually reviews the performance of each of the named executive officers and other officers and makes recommendations regarding the compensation of the named executive officers and other officers and managers of the company, while the Compensation Committee reviews the performance of our principal executive officer. The conclusions and recommendations resulting from our principal executive officer’s review are then presented to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in modifying any of our principal executive officer’s recommendations. The Compensation Committee may delegate its authority to a subcommittee of its members.

In performing its functions, the Compensation Committee may retain or obtain the advice of compensation consultants, legal counsel and other advisors. In March 2022, the Compensation Committee engaged Haigh & Company as its independent compensation consultant. With the assistance of Haigh & Company, the Compensation Committee developed and implemented an organizational framework covering salary, annual bonus and equity ownership, with the goal of attracting and retaining talented individuals who are critical to the Company’s long-term success and aligning pay with performance. The Compensation Committee assessed the independence of Haigh & Company pursuant to SEC rules and in accordance with Nasdaq listing standards, noting that Haigh & Company (i) did not have any relationships with the Company, our executive officers or our Committee members that would impair its independence, and (ii) does not provide any services to the Company other than advice to the Compensation Committee regarding executive officer and director compensation, and concluded that Haigh & Company is free from conflicts of interest and is independent.

Nominating, Environmental, Social and Corporate Governance Committee

The Nominating, Environmental, Social and Corporate Governance Committee is currently comprised of Mr. Verma, who serves as chairperson, and Mr. Melton. The Nominating, Environmental, Social and Corporate Governance Committee Charter requires that the Nominating, Environmental, Social and Corporate Governance Committee consist of at least two members of the Board, each of whom is required to be independent as defined by Nasdaq rules. The Board has determined that each member of the Nominating, Environmental, Social and Corporate Governance Committee is independent, as defined in Nasdaq Listing Rule 5605(a)(2). Specific responsibilities of the Nominating, Environmental, Social and Corporate Governance Committee include: (i) considering and recommending to the Board, candidates for election to the Board; (ii) considering recommendations and proposals submitted by stockholders in respect of Board nominees, establishing policies in respect of such recommendations and proposals (including stockholder communications with the board of directors), and recommending any action to the Board in respect of such stockholder recommendations and proposals; (iii) identifying, evaluating and recommending to the board of directors, candidates to serve on committees of the Board; (iv) assessing the performance of the Board; (v) reviewing the Company’s sustainability and societal impact and (vi) reviewing risk governance structure, risk assessment and risk management practices and guidelines, policies and processes for risk assessment and risk management, including cyber security measures.

Role of the Board in Risk Oversight

Our executive officers are responsible for the day-to-day management of risks the Company faces, while our Board has an advisory role in the Company’s risk management process, as a whole and at the committee level, and, in particular, the Board is responsible for monitoring and assessing strategic and operational risk exposures, including cybersecurity risk. The Board and committees rely on the representations of management, the external audit of our financial and operating results, our systems of internal control and our historic practices when assessing the Company’s risks. The Audit Committee oversees management of financial risk exposures and the steps that management has taken to monitor and control these exposures, and additionally provides oversight of internal controls. The Compensation Committee, in conjunction with the Audit Committee, assesses and monitors whether any of the Company’s compensation policies and programs have the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks by committee reports, as well as advice and counsel from expert advisors.

Family Relationships

There are no family relationships between the directors of the Board or any of the executive officers of the Company.

Conduct of Board Meetings

The Chairman sets the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a committee of the Board are reviewed with the chair of that committee. Any member of the Board may request that an item be included on the agenda. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting. At the invitation of the Board, members of senior management recommended by the Chairman attend Board meetings or portions thereof for the purpose of participating in discussions.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at https://www.safeandgreenholdings.com under the “Investors — Governance” tab, and is available free of charge, upon request to our Corporate Secretary at Safe & Green Holdings Corp., 990 Biscayne Blvd., Suite 501, Office 12, Miami, Florida 33132; telephone number: (646) 240-4235. Any substantive amendment of the Code of Business Conduct and Ethics, and any waiver of the Code of Business Conduct and Ethics for executive officers or directors, will be made only after approval by the Board or a committee of the Board and will be disclosed on our website. In addition, any such waiver will be disclosed within four days on a Form 8-K filed with the SEC if then required by applicable rules and regulations.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file forms with the SEC to report their ownership of the Company’s shares and any changes in ownership. We have reviewed all forms filed electronically with the SEC during, and with respect to, fiscal year ended December 31, 2024. Based on that review and written information given to us by all of our directors and executive officers, we believe that all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2023, except the following:

•        John Shaw-Form 3 filed March 28, 2023 for 11 transactions

•        John Shaw-Form 4 filed 4-27-23 for 2 transactions

•        John Shaw-Form 4 filed 8-31-23 for 5 transactions

•        Paul Galvin-Form 4 filed 5-10-23 for 30 transactions

•        Paul Galvin-Form 4 filed 5-10-23 for 19 transactions

•        William Rogers-Form 4 filed 5-10-23 for 25 transactions

Anti-Hedging and Anti-Pledging Policy

We maintain an insider trading policy that applies to our officers and directors that prohibits trading our securities when in possession of material non-public information. It also prohibits the hedging of our securities, including short sales or purchases or sales of derivative securities based on our securities, and, unless an exemption is approved by our Audit Committee, the pledging of our securities. Since the adoption of our insider trading policy, the Audit Committee has not granted any such exemptions to the policy’s general prohibition on pledging.

Ad Hoc Committees

From time-to-time we establish ad hoc committees to address particular matters.

Board and Committee Meetings

During the fiscal year ended December 31, 2024, the Board of Directors held 16 meetings. During the fiscal year ended December 31, 2024, our Audit Committee, Compensation Committee and Nominating, Environmental, Social and Corporate Governance Committee met four times, five times, and six times, respectively. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2024 attended no less than 75% of the meetings of the Board of Directors and Board committees on which such director served during 2024.

Director Attendance at Special Meetings

Our directors are encouraged, but not required, to attend the Special Meeting of Stockholders. Paul Galvin, Christopher Melton, Thomas Meharey and Jill Anderson attended the 2024 Special Meeting of Stockholders in person.

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our stockholders. We compensate directors who are not employed by the Company with a combination of cash and equity awards. Mr. Galvin did not receive any compensation for serving on our Board in 2024.

The Compensation Committee reviews the director compensation program and recommends proposed changes for approval by the Board. As part of this review, the Compensation Committee considers the significant amount of time expended, and the skill level required, by each director not employed by the Company in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and the market compensation practices and levels of our peer companies.

During its annual review of the director compensation program in 2022, the Compensation Committee considered an analysis prepared by its independent consultant, Haigh & Company, which summarized director compensation trends for independent directors and pay levels at the same peer companies used to evaluate the compensation of our named executive officers. Following this review, and after considering the advice of Haigh & Company about market practices and pay levels, the Compensation Committee recommended, and the Board approved, the new compensation program for non-employee directors described below, which remained in effect during 2024.

Cash Fees

The following table sets forth the cash fee schedule for compensating non-employee directors from January 2024 through December 2024:

1/24 – 12/24
Annual Board Retainer	$80,000
Lead Independent Director	$5,000
Audit Committee Chair	$5,000
Compensation Committee Chair	$5,000
Nominating, Environmental, Social and Corporate Governance Committee Chair	$5,000

The above cash fees were to be paid quarterly in four equal installments, to each person serving as a non-employee director at the time when such payment is made. Non-employee directors may choose to receive the annual Board retainer as equity in the form of restricted stock units or stock options. Directors receive no additional per-meeting fee for Board or committee meeting attendance. All director fees owed for 2024 will be paid in the first quarter of 2025 in restricted stock units or stock options, at each director’s election.

Equity Awards

In addition, our director compensation program for 2024 provided that each director was to receive, pursuant to our stock incentive plan, an equity grant of restricted stock units with a grant date value of approximately $80,000 that would vest quarterly over two years, subject to such director’s continued service as a director. During 2023, each of Messrs. Blumenfeld, Melton, and Hawkins and Ms. Cormier-May received a grant of 37,500 RSUs (1,875 as adjusted for the May Stock Split), with a grant date value of approximately $37,875, vesting quarterly over two years. Mr. Villareal, who also serves as the Chief Executive Officer of Safe and Green Development Corporation, received a grant of 118,166 RSUs (5,908 as adjusted for the May Stock Split), with a grant date value of $119,348, vesting quarterly over two years. See “— Other Agreements” for a description of Ms. Villaverde’s 2023 equity grant. All director equity awards owed for 2023 will be paid in the first quarter of 2024 in restricted stock units or stock options, at each director’s election.

On May 4, 2023, the Board took action to vest in full 1,627,773 RSUs (81,389 as adjusted for the May Stock Split) granted under the Company’s stock incentive plan, 140,105 RSUs (7,005 as adjusted for the May Stock Split) granted to Mr. Villarreal, 59,439 RSUs (2,972 as adjusted for the May Stock Split) granted to Mr. Melton, 37,500 RSUs (1,875 as adjusted for the May Stock Split) granted to Ms. May-Cormier, 37,500 RSUs (1,875 as adjusted for the May Stock Split) granted to Mr. Hawkins, and 68,814 RSUs (3,441 as adjusted for the May Stock Split) granted to Mr. Blumenfeld. The Company expects to reimburse each of such directors for a portion of the taxes paid by them in respect of the accelerated vesting.

On May 4, 2023, the Board took action to vest in full 81,389 RSUs granted under the Company’s stock incentive plan, 7,005 RSUs granted to Mr. Villarreal, 2,972 RSUs granted to Mr. Melton, 1,875 RSUs granted to Ms. May-Cormier, 1,875 RSUs granted to Mr. Hawkins, and 3,441 RSUs granted to Mr. Blumenfeld. The Company expects to reimburse each of such directors for a portion of the taxes paid by them in respect of the accelerated vesting.

Other Agreements

On February 3, 2023, SG DevCorp entered into an executive employment agreement with David Villarreal to employ Mr. Villarreal as its President and Chief Executive Officer for an initial term of two (2) years, which provides for an annual base salary of $300,000, a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by the SG DevCorp board of directors and severance in the event of a termination without cause in amount equal to one year’s annual base salary and benefits. Pursuant to the terms of the employment agreement, subject to SG DevCorp’s board of directors approval, SG DevCorp agreed to issue to Mr. Villarreal a restricted stock grant of under SG DevCorp’s 2023 Incentive Compensation Plan for six hundred fifty thousand (650,000) shares of SG DevCorp’s common stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service. Mr. Villarreal is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

On December 20, 2023, Vanessa Villaverde notified the Company of her decision to resign, effective December 31, 2023, from her position as a member of the Board and the Nominating, Environmental, Social and Corporate Governance Committee. The Company entered into a Mutual Separation and Release Agreement (the “Separation Agreement”) with Ms. Villaverde. The Separation Agreement provides that the Company shall, on or before December 31, 2023, pay to Ms. Villaverde all outstanding board fees. The Agreement also contains a non-disparagement obligation on both parties and a release of claims. Pursuant to the Separation Agreement, the Company paid Ms. Villaverde outstanding board fess of $20,000 and granted her 2,127 RSUs with a grant date value of approximately $20,034, which were fully vested upon issuance.

Additional Compensation

In connection with special committees that the Board may form from time to time in connection with various transactions or undertakings, the Board may award additional compensation to the directors, in its discretion, for membership on such special committees. The Board may, from time to time, grant additional merit-based cash or equity compensation to non-employee directors for extraordinary service. All directors are reimbursed for expenses incurred in connection with each Board and committee meeting attended.

2024 Director Compensation

The following table sets forth information regarding all forms of compensation that were both earned by and paid to our non-employee directors during the year ended December 31, 2024. The compensation arrangements for Mr. Galvin is disclosed in the Summary Compensation Table set forth in the “Executive Compensation” section of this Annual Report. Mr. Galvin did not receive compensation for his services as a director during the year ended December 31, 2024.

	Fees Earned or Paid in Cash ($)	Stock Awards(1)	All Other Compensation ($)	Total(2)
Thomas Meharey(3)	$63,750	$17,326	$—	$81,076
Christopher Melton	$67,500	$56,306	$—	$123,806
Jill Anderson(4)	60,000	81,421	—	141,421
David Villarreal(5)	$60,000	$91,187	$—	$151,187
Shafron Hawkins, Former Director	$63,750	$81,411	$—	$145,161

____________

(1)      This column indicates the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of the RSUs granted on April 4, 2023. As of December 31, 2024, none of the directors held any options or unvested restricted stock units.

(2)      Amounts to be paid in equity in 2024 related to 2023 compensation as described in “— Compensation Program” are not included in this table.

(3)      Mr. Meharey joined the Board in October 2023.

(4)      Ms. Anderson joined the Board in August 2023.

(5)      This table does not include amounts paid to Mr. Villarreal, a former director, in 2023 by SG DevCorp for his services as Chief Executive Officer of SG DevCorp

The aggregate number of option and stock awards outstanding (including exercisable and unexercised stock options and vested and unvested RSUs) as of December 31, 2024 for each non-employee director was as follows:

Name	Option Awards (#)	Stock Awards (#)
Yaniv Blumenfeld	—	4,406
Thomas Meharey	—	—
Christopher Melton	42	4,406
Vanessa Villaverde	—	—
Jill Anderson	—	—
Elizabeth Cormier-May	—	1,875
David Villarreal	—	7,500
Shafron Hawkins, Former Director	—	1,875

PROPOSAL 1: THE REVERSE STOCK SPLIT PROPOSAL

The Board has approved an amendment to our Certificate of Incorporation to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares (a “Reverse Stock Split”).

If approved by our stockholders, this proposal would permit (but not require) the Board to effect a Reverse Stock Split of the outstanding shares of our Common Stock within one (1) year of the date the proposal is approved by stockholders, at a specific ratio within a range of one-for-ten (1-for-10) to a maximum of a one-for-one hundred (1-for-100), with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

On December 12, 2024, and again on June 11, 2025, we received deficiency letters from the Listing Qualifications Department of the Nasdaq Stock Market LLC stating that our Common Stock had closed below $1.00 per share for 30 consecutive business days, in violation of Nasdaq Listing Rule 5550(a)(2) because the closing bid price of its Common Stock had remained below $1.00 per share for 30 consecutive business days. On July 8, 2025, the Nasdaq Hearings Panel granted the Company’s request for continued listing on Nasdaq, subject to certain conditions, including that the Company effect a reverse stock split and demonstrate compliance with the Bid Price Rule by achieving a closing bid price of $1.00 or more for at least ten consecutive trading days or on or before August 28, 2025. The Company is therefore proposing the Reverse Stock Split in part to regain compliance with this listing standard. However, there can be no assurance that implementation of the Reverse Stock Split will result in a sustained increase in the market price of the Common Stock or that the Company will be able to maintain compliance with Nasdaq’s continued listing requirements.

Additionally, on July 8, 2025, Safe & Green Holdings Corp. (the “Company”) received a decision letter from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Capital Market. The decision is conditioned on the Company maintaining full compliance with all continued listing requirements of the Nasdaq Capital Market by August 28, 2025. On or before August 28, 2025, the Company must effect a reverse stock split and demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) by achieving a closing bid price of $1.00 or more per share for at least ten (10) consecutive business days.

On or before July 18, 205, the Company was instructed by Nasdaq that it must publicly disclose that it has restructured the terms of its April 2025 offering to eliminate the Class B warrants and provide Nasdaq with confirmation that no shares underlying the Class B warrants were issued, which the Company has done via an 8-K filed on July 18, 2025.

The Panel’s decision follows the Company’s hearing before the Panel on June 17, 2025, during which the Company presented a plan to regain compliance, including its intention to implement a reverse stock split and restructure certain previously issued warrants to mitigate dilution concerns.

The company intends to satisfy the conditions imposed by the Panel within the required timeframes. However, there can be no assurance that the Company will be able to do so.

In fixing the ratio, the Board may consider, among other things, factors such as: the initial and continued listing requirements of the Nasdaq Stock Market LLC; the number of shares of our Common Stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of Delaware, or at the later time set forth in the amendment. The timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our certificate of incorporation to affect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our certificate of incorporation to affect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

To increase the per share price of our Common stock

Our Common Stock is currently listed for trading on the Nasdaq Capital Market. As discussed above, the main objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of the Common Stock primarily to maintain compliance with the listing standards and policies of the Nasdaq Capital Market. However, there can be no assurance that the market price of our Common Stock will remain at a level that will be sufficient to meet any requirements and policies of the Nasdaq Capital Market or that our Common Stock will remain listed on the Nasdaq Capital Market. In the event that we are not successful in maintaining the listing of our Common Stock on the Nasdaq Capital Market, although we may consider seeking a listing on another national securities exchange, our ability to satisfy the initial and continued listing standards of another exchange, including minimum bid price and corporate governance requirements, may be limited. It is more likely that our common stock would be quoted on an over-the-counter (OTC) market such as the OTCQB or OTC Pink operated by the OTC Markets Group Inc. Delisting and transition to the OTC markets could materially reduce the liquidity of our Common Stock, increase price volatility, impair our ability to raise additional capital, and diminish investor confidence. In addition, our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security.

To potentially improve the liquidity of the Common Stock

A Reverse Stock Split could allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Common Stock and potentially decreasing the volatility of the Common Stock if institutions become long-term holders of the Common Stock. A Reverse Stock Split could help increase analyst and broker interest in the Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a Reverse Stock Split negatively since it reduces the number of shares of Common Stock available in the public market.

The Board believes that retaining our listing on The Nasdaq Capital Market is in the best interests of the Company and our stockholders and is crucial to stockholder value and liquidity and our long-term business prospects.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, the Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, the Board reserves the right not to affect the Reverse Stock Split if in the Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of our Common Stock

Holders of Common Stock hold some or all of their Common Stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

We will not issue fractional shares on an individual level in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares on a participant level because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction on a participant level of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares. For illustration purposes, if a shareholder owns one (1) share of Common Stock in (10) ten separate accounts, and we effect a one-for-11 reverse stock split, that shareholder will receive only one (1) share of stock.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split and the Board affects it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. For those stockholders who hold shares with a brokerage firm, the Company intends to round up fractional shares at the participant level. The Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the Common Stock. Additionally, the Reverse Stock Split will have no effect on the number of shares of Common Stock that we are authorized to issue. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Our outstanding shares of Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, record holders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. For those stockholders who hold shares with a brokerage firm, the Company intends to round up fractional shares at the participant level. Cash will not be paid for fractional shares.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our certificate of incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our Common Stock that is either:

•        an individual citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our shares for a lesser number of shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our Common Stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Vote required

Approval of Proposal No. 1 requires the affirmative vote of the majority of the votes cast at the Special Meeting. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal No. 1.

Voting Recommendation

The Board unanimously recommends a vote “FOR” Proposal 1.

THE BOARD RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2: THE ISSUANCE PROPOSAL

On July 17, 2025, Safe & Green Holdings Corp. consummated the previously announced Exchange Agreement (the “Exchange Agreement”), whereby the parties effected a voluntary security exchange transaction (the “Transaction”) whereby the Investors exchanged the Series A and Series B Warrants previously purchased in the April 14, 2025 private placement (the “April 2025 Private Placement”) for an aggregate of 60,000 shares of Series B Preferred Stock (the “Exchange Shares”), with the New Series B Convertible Preferred Stock’s rights and preferences being set forth on that certain certificate of designation (the “Certificate of Designation”) of the Company, filed with the State of Delaware on July 17, 2025.

The terms of the Series B Preferred Stock require that the Company seek such approval as may be required by the rules and regulations of the Nasdaq Stock Market LLC (the “Series B Preferred Stockholder Approval”). Accordingly, we are seeking stockholder approval of the following:

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

•        To consent to approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

Background

On July 17, 2025, the Company entered into an Exchange Agreement (the “Exchange Agreement”) by and among the Company and the Investors. Pursuant to the Exchange Agreement, the parties intended to effect a voluntary security exchange transaction (the “Transaction”) whereby the Investors will exchange the Series A and Series B Warrants previously purchased in the April 14, 2025 private placement (the “April 2025 Private Placement”) for an aggregate of 60,000 shares of Series B Preferred Stock (the “Exchange Shares”), with the New Series B Convertible Preferred Stock’s rights and preferences being set forth on that certain certificate of designation (the “Certificate of Designation”) of the Company, filed with the State of Delaware on July 17, 2025.

The Exchange Agreement contains other customary provisions including representations and warranties for the Company and the Investors, governing law, and notice.

Registration Rights Agreement

In connection with the Transaction, the Company entered into a registration rights agreement with the Purchasers on July 17, 2025 (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement covering the resale of the Securities by July 28, 2025.

The following summary of certain terms and provisions of the Series B Preferred Stock is not complete and is subject to and qualified in its entirety by the provisions of the forms of Warrant which were filed as exhibits to the Company’s Form 8-K filed with the SEC on July 18, 2025.

Series B Preferred Stock Certificate of Designation

On July 17, 2025, the Company filed a Certificate of Designation (the “Certificate of Designation”) with the Delaware Secretary of State designating, 60,000 shares as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), each with a stated value of $1,000 per share (the “Stated Value”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series B Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series B Preferred Stock:

Dividends.    At all times following the issuance of the Series B Preferred Stock, while shares of Series B Preferred Stock are issued and outstanding, holders of Series B Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-Common-Stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (which shall be made in accordance with the terms of the Certificate of Designation) actually paid on shares of the Company’s Common Stock (the “Common Stock”) when, as and if such dividends (which shall be made in accordance with the terms of the Certificate of Designation) are paid on shares of the Common Stock.

Voting Rights.    Subject to certain limitations described in the Certificate of Designation, the Series B Preferred Stock is voting stock. The issuance of preferred stock has limited voting power, such that the preferred stock would vote as if converted at the “Nasdaq Minimum Price” as defined in Listing Rule 5635(d)(1), on the date of issuance. Notwithstanding the foregoing, the holders of the Series B Preferred Stock shall not be permitted to vote in excess of 19.99% until shareholder approval for the Series B Preferred Stock is obtained.

Liquidation.    Upon any Liquidation (as defined in the Certificate of Designation), the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of the Company’s Series A Convertible Preferred Stock, Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series B Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise.

Conversion.    Subject to the limitations set forth in the Certificate of Designation, at the option of the holder, each share of Series B Preferred Stock shall be convertible into a number shares of Common Stock obtained by dividing the Stated Value of each such share of Series B Preferred Stock by the conversion price of $0.392 (the “Conversion Price”). Notwithstanding the foregoing, the holders of the Series B Preferred Stock shall not be permitted to convert in excess of 19.99% of our total outstanding shares until shareholder approval for the Series B Preferred Stock is obtained. The Conversion Price is subject to adjustment, pursuant to Section 6 of the Certificate of Amendment, in the event of stock dividends and stock splits, subsequent rights offerings, pro rata distributions, and fundamental transactions.

Purpose of the Warrant Stockholder Approval

Since the issuance of all of the Conversion Shares may be in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date, the Offering is categorized as a private placement instead of a public offering. As a result, since the total number of shares in the Offering, including the potential issuance of the Series B Preferred Stock, is deemed a “20% Issuance,” the Company is required to obtain the approval of its stockholders in connection with the Offering in order to comply with Nasdaq Listing Rule 5635(d). A “20% Issuance” is a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) which, alone or together with sales by officers, directors or substantial stockholders of the Company, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance.

In order to comply with Nasdaq Listing Rule 5635(d), the stockholders of the Company need to approve the issuance of more than 19.99% of the outstanding common stock upon conversion of the Series B Preferred Stock. Until the Company obtains the Series B Preferred Stock Stockholder Approval in order to comply with Nasdaq Listing Rule 5635(d), the Conversion of the Series B Preferred Stock is not permitted.

Potential Adverse Effects of the Approval of the Series B Stockholder Approval Provisions

Following approval by the stockholders of this proposal, existing stockholders will suffer dilution in their ownership interests in the future as a result of the potential issuance of shares of Common Stock upon conversion of the Series B Preferred Stock.

The sale into the public market of these shares could materially and adversely affect the market price of our Common Stock.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

Vote required

Approval of Proposal No. 2 requires the affirmative vote of the majority of the votes cast on this proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of Proposal No. 2.

Holders of the Series B Preferred Stock that were purchased in the offering that was consummated on July 17, 2025, shall not be entitled to vote those shares purchased in that offering on Proposal 2 (i.e., the Issuance Proposal). Holders that owned shares of common stock prior to the offering shall be entitled to vote those shares on Proposal 2, however.

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF THE CONVERSION SHARES PURSUANT TO THE SERIES B PREFERRED STOCK, INCLUDING THE ISSUANCE OF ALL OF THE CONVERSION SHARES IN EXCESS OF 19.99% OF THE ISSUED AND OUSTANDING COMMON STOCK ON JULY 17, 2025

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

General

In addition to the Reverse Stock Split Proposal and Issuance Proposal, our stockholders are also being asked to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor Reverse Stock Split Proposal and Issuance Proposal, if there are insufficient votes at the time of such adjournment to approve and adopt the Reverse Split Proposal and Issuance Proposal (the “Adjournment Proposal”). If the Adjournment Proposal is approved, the Special Meeting could be successively adjourned to another date. In addition, the Board could postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise at the adjourned meeting.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

Vote Required

If a quorum is represented at the Special Meeting, this Proposal No. 3 will be approved if the number of votes cast “FOR” this proposal exceeds the number of votes cast “AGAINST” this proposal. Abstentions are not considered votes cast and will have no effect on the outcome of this Proposal No. 3. Because a bank, broker, dealer or other nominee may generally vote without instructions on this Proposal No. 3, we do not expect any broker non-votes to result for this Proposal No. 3.

If a quorum is not represented at the Special Meeting, this Proposal No. 3 will be approved if a majority of the votes cast at the Special Meeting approves the proposal. In this case, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal No. 3.

OUR BOARD RECOMMENDS A VOTE “FOR” ONE OR MORE ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR

APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL AND ISSUANCE PROPOSAL IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE AND ADOPT THE ABOVE PROPOSAL.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that these filing requirements were satisfied by the reporting persons during the fiscal year ended December 31, 2024.

Other Matters to Come Before the 2025 Special Shareholders Meeting

No other matters are to be presented for action at the Special Shareholders Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Proxy Access Procedures for the 2025 Special Shareholders Meeting

In order to be eligible to require that the Company include an eligible shareholder nominee in the proxy materials for the 2025 Special Shareholders Meeting of shareholders pursuant to our Bylaws, an eligible stockholder must provide to the Company, in proper form and within the times specified, (i) a written notice expressly electing to have such shareholder nominee included in the Company’s proxy materials pursuant to our Bylaws (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be so delivered or mailed to and received at the principal executive offices of the Company not less than one hundred twenty (120) days (December 3, 2025) nor more than one hundred fifty (150) days (January 2, 2025) prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the 2025 Special Shareholders Meeting. Such notice should be sent to our General Counsel’s attention at our executive offices. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. Our Bylaws are on file with the SEC and may be obtained from our General Counsel upon request.

Householding of Special Disclosure documents

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Safe & Green stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Safe & Green Holdings Corp., Attention: Corporate Secretary, 990 Biscayne Blvd., Suite 501, Office 12, Miami, Florida 33132 or by calling us at (646) 240-4235. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

By Order of the Board of Directors,
/s/ Michael McLaren
Michael McLaren
Chairman of the Board
Miami, Florida
August 5, 2025

Annex A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SAFE & GREEN HOLDINGS CORP.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Safe & Green Holdings Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

1. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Restated Certificate”), and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Article Fourth, Section (a) of the Restated Certificate is hereby amended to add the following paragraph immediately after the first paragraph of Article Fourth, Section (a):

“Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that every [•]1 shares of issued and outstanding Common Stock immediately prior to the Effective Time are automatically combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq Capital Market for the ten (10) days preceding the Effective Time.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

2. This Certificate of Amendment shall be effective at ___________ Eastern Time on ____________, 2025

____________

1      The Board of Directors will have the discretion to effect the Reverse Stock Split at a ratio of any whole number between not less than 1-for-10 and not greater than 1-for-100.

Annex A-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its Chairman and Chief Executive Officer this ____ day of ________, 2025.

Michael McLaren
Chairman and Chief Executive Officer

Annex A-2

This Proxy is solicited on behalf of the Board of Directors VOTE BY INTERNET https://app.vinylequity.com/voting/login Use the Internet to vote by Proxy up until August 24, 2025. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 16 character Voting Control Code below and follow the instructions to vote your proxy. VOTE BY MAIL Mark, sign and date this proxy card and promptly return it in the enclosed envelope to Vinyl Equity Inc. ATTN: Proxy Services PO Box 247, Winnetka, IL, 60093, USA VOTE BY FAX or BY EMAIL Mark, sign and date this proxy card and promptly return it by fax to: +1 847-485-0486 ATTN: Proxy Services or by email to: proxy@vinylequity.com ATTN: Proxy Services Safe & Green Holdings Corp. Common Stock SHARES HELD Common Stock CONTROL CODE: AAAA-BBBB-CCCC-DDDD The undersigned hereby appoints Patricia Kaelin, or failing this person Michael McLaren the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of Safe & Green Holdings Corp. (the “Company”), which the undersigned is entitled to vote at the Special meeting of stockholders of the Company to be held at 10:00 AM EST August 25, 2025 to be held virtually by live webcast at https://safeandgreenholdings.com and any adjournment or postponement thereof. There will not be a physical meeting location. Please see the enclosed Proxy Materials from the Company for more details. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxy, their substitutes, or an of them, may lawfully take in accordance with the terms hereof. TO VOTE, MARK THE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS The Board of Directors recommend that you vote For on Proposal 1 1. Approve Reverse Stock Split The Board of Directors recommend that you vote For on Proposal 2 2. Authori3e Issuance of Conversion Shares The Board of Directors recommend that you vote For on Proposal 3 3. Approve Adjournment of Special Shareholder Meeting For Against Abstain To transact any other business that is properly brought before the Special meeting or any adjournment or postponement thereof. Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer. signature [PLEASE SIGN WITHIN THE BOX] Date Signature (Joint Owner) Date